As filed with the Securities and Exchange Commission on August 3, 2022

File No. 001-41391

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

M-tron Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-0457994
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2525 Shader Road	32804
Orlando, Florida	(Zip Code)
(Address of Principal Executive Offices)

(407) 298-2000

(Registrant’s telephone number, including area code)

Copies to:

Michael L. Zuppone

Paul Hastings LLP

200 Park Avenue

New York, New York 10166

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	New York Stock Exchange American

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☑

M-tron Industries, Inc. (“Mtron”)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS REFERENCE SHEET BETWEEN INFORMATION

STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1 (the “information statement”). None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained in the sections “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “The Spin-Off,” “Capitalization,” “Unaudited Pro Forma Financial Statements,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Party Transactions,” “Management,” “Executive Compensation,” “Where You Can Find More Information” and “Index to Combined Carve-Out Financial Statements” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained in the sections “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” of the information statement. Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained in the sections “Summary,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Combined Carve-Out Financial Statements” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained in the section “Business -- Properties” of the information statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained in the section “Security Ownership of Certain Beneficial Owners and Management” of the information statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained in the section “Management” of the information statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained in the sections “Executive Compensation” and “Management” of the information statement. Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained in the sections “The Spin-Off,” “Certain Relationships and Related Party Transactions” and “Management” of the information statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained in the section “Business–Legal Proceedings” of the information statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained in the sections “Summary,” “Risk Factors,” “The Spin-Off,” “Dividend Policy” and “Description of Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained in the section “Description of Capital Stock–Sale of Unregistered Securities” of the information statement. That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to Be Registered.

The information required by this item is contained in the section “Description of Capital Stock” of the information statement. That section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained in the sections “The Spin-Off–Relationship Between Mtron and the Company” and “Description of Capital Stock–Limitation on Liability and Indemnification of Directors and Officers” of the information statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained in the sections “Selected Historical Financial Information” and “Index to Combined Carve-Out Financial Statements” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.
(a)	Financial Statements

The information required by this item is contained in the sections “Index to Combined Carve-Out Financial Statements” (and the statements referenced therein) of the information statement. That section is incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Title
2.1	Separation and Distribution Agreement by and between The LGL Group, Inc. and M-tron Industries, Inc. *
3.1	Amended and Restated Certificate of Incorporation of M-tron Industries, Inc. *
3.2	Amended and Restated Bylaws of M-tron Industries, Inc. *
4.1	2022 Incentive Plan of M-tron Industries, Inc (Incorporated by reference to the Company’s Form 10 filed on July 18, 2022). +
10.1	Transitional Administrative and Management Services Agreement by and between The LGL Group, Inc. and M-tron Industries, Inc. *
10.2	Tax Indemnity and Sharing Agreement by and between The LGL Group, Inc. and M-tron Industries, Inc. *
10.3

Credit Agreement by and among M-Tron Industries, Inc., Piezo Technology, Inc. and Fifth Third Bank, National Association, dated June 15, 2022 (Incorporated by reference to the Company’s Form 10 filed on July 18, 2022).

10.4	Promissory Note in favor of Fifth Third Bank, National Association, dated June 15, 2022 (Incorporated by reference to the Company’s Form 10 filed on July 18, 2022).
10.5	Security Agreement by and among M-Tron Industries, Inc. and Fifth Third Bank, National Association, dated June 15, 2022 (Incorporated by reference to the Company’s Form 10 filed on July 18, 2022).
10.6	Security Agreement by and among Piezo Technology, Inc. and Fifth Third Bank, National Association, dated June 15, 2022 (Incorporated by reference to the Company’s Form 10 filed on July 18, 2022).
21.1	Subsidiaries of M-tron Industries, Inc. (Incorporated by reference to the Company’s Form 10 filed on July 18, 2022).
99.1	Information Statement of M-tron Industries, Inc., dated August 3, 2022. *

* Filed herewith

+ Indicates management or compensatory plan.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

M-TRON INDUSTRIES, INC.
By:	/s/ James W. Tivy
Name: James W. Tivy
Title: Chief Financial Officer

Date: August 3, 2022